Exhibit 2.1

G G ROUP 1.10 40, .$)E IRO 1 14 • ............... .. .* (I - )Irtital (finBittr it (i% gaup rtihinB INCORPORATED UNDER THE LAWS OF THE RITISH VIRGIN ISLANDS PAR VALUE $0.0000625 THIS CERTIFIES THAT IS THE OWNER OF CERTIFICATE NUMBER SHARES CUSIP NO. G39711109 *** SPECIMEN *** GLOBAL ENGINE GROUP HOLDING LIMITED TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS. LEE YAT LUNG, ANDREW CEO & Director SUNG PUI HEI CFO DATED: COUNTERSIGNED AND REGISTERED: TRANSHARE CORPORATION Transfer Agent By Authorized Signature Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764 303.662.1112 *** SPECIMEN ***